EXHIBIT 24




                   Consent of Independent Accountants





The Board of Directors
Structural Dynamics Research Corporation:


We hereby consent to incorporation by reference in Registration Statement Nos. 33-20774, 33-22136, 33-40561, 33-41671 and 33-46011
on Form S-8 of Structural Dynamics Research Corporation of our report dated January 13, 1995, appearing Item 8 of this Form 10-K/A.



Price Waterhouse LLP
Cincinnati, Ohio
January 13, 1995